Exhibit 10.1

EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (“Agreement”) is made as of the 17th day of November, 2022, effective as of January 1, 2023, by and among Mercantile Bank Corporation, a Michigan corporation (the “Company”), Mercantile Bank, a Michigan banking corporation (the “Bank”, and collectively with the Company, the “Employers”), and Brett Hoover (the “Employee”).

RECITALS

A.         The Bank and the Employee have previously entered into an Employment Agreement dated November 18, 2021, effective January 1, 2022 (the "Employment Agreement").

B.         The Company, the Bank and the Employee wish to amend and restate the Employment Agreement in its entirety, such that this Agreement will replace and supersede the existing Employment Agreement.

C.         This Agreement sets forth the terms of the Employee's employment as Senior Vice President, Human Resources Director of the Company and Senior Vice President, Human Resources Director of the Bank.

D.         The Employers believe that entering into this Agreement is in the best interest of their respective shareholders.

E.         The Employee believes that entering into this Agreement is in his best interest.

TERMS OF AGREEMENT

In consideration of the mutual covenants and obligations set forth in this Agreement, to induce the Employee to remain in the employment of the Employers and for other good and valuable consideration, the Employers and the Employee amend and restate the Employment Agreement and agree as follows:

1.         Employment, Term, and Acceptance. The Company agrees to employ the Employee as its Senior Vice President, Human Resources Director and the Bank agrees to employ the Employee as its Senior Vice President, Human Resource Director, for the period from January 1, 2023 through the Termination Date (the "Employment Period"), unless such employment is terminated earlier pursuant to Section 7 or 8 of this Agreement. The initial Termination Date is December 31, 2025. Effective as of December 31, 2023, and as of each December 31 after December 31, 2023, the Termination Date will automatically extend to the next succeeding December 31 after the then existing Termination Date unless prior to a December 31 automatic extension, the Employee, the Company or the Bank gives notice to each of the others that the Termination Date shall not be automatically extended on such December 31; in which case the Termination Date will not be extended. Accordingly, unless the Employee, the Company or the Bank gives notice that the Termination Date will not be extended, there will, as of each December 31, be an Employment Period of three years remaining. The Employee hereby accepts such employment.

2.         Duties and Authority.

2.1         Promotion of Employers’ Interest. While employed as an executive officer of the Company and the Bank, the Employee shall devote his business time and attention to the business and affairs of the Employers, and shall use his efforts and abilities to promote the interests of the Employers.

2.2         Performance of Duties. The Employee shall perform such services and duties necessary or appropriate for the Employers as are normally expected of persons appointed to Senior Vice President, Human Resources Director positions in the businesses in which the Employers are engaged.

3.         Cash Compensation. For all services to be performed by the Employee under this Agreement (including services as an officer or employee), the Bank shall pay the Employee an annual base salary (prorated for any partial year) for each calendar year of this Agreement through the Termination Date, in an amount not less than the annual base salary for the immediately preceding year, as determined by the Board of Directors of the Bank, such determination to be made for each such 12 month period prior to the beginning of such period ("Base Cash Compensation"); payable in each case in accordance with the then prevailing payroll practices of the Bank. To the extent that the date of any change in rate of compensation provided for above does not coincide with the first day of a payroll period of the Bank, such change in rate of compensation shall become effective as of the first day of the payroll period that includes such date. In addition to the Base Cash Compensation described above, the Employee will be entitled to such bonuses and other discretionary compensation as may be awarded to him from time to time by the Board of Directors of either of the Employers.

4.         Participation in Employee Benefit Plans. In addition to the cash compensation payable to the Employee under this Agreement, the Employee shall be entitled to participate in such employee benefit plans, whether contributory or non-contributory, such as group life and disability insurance plans, hospital, surgical, vision and dental benefit plans or other bonus incentive, profit sharing, stock option, retirement or other employee benefit plans of the Employers as may now or hereafter exist to the extent that the Employee meets the eligibility requirements of any such plans. All such group life and disability insurance plans, hospital, surgical, vision and dental benefit plans and long-term care insurance policies are hereafter referred to as "Life, Disability and Medical Plans". If any bonus or incentive compensation plan payments constitute "deferred compensation" within the meaning of Code Section 409A and applicable Treasury regulations, such deferred compensation will be paid to the Employee within 2½ months after the end of the calendar year in which it is payable, unless such bonus or incentive compensation is deferred pursuant to a timely election into a plan that complies with Code Section 409A.

5.         Out of Pocket Expenses. The Employee will be reimbursed by the Bank or the Company, as the case may be, for all reasonable expenses incurred in promoting their respective businesses; including expenses for entertainment, travel and similar items upon the presentation by Employee, from time to time, of an itemized account of such expenditures in a form and manner as determined by the Board of Directors or the chief financial or accounting officer of the Employer for whose account the expenditures are made; provided that such reimbursement shall be subject to any guidelines provided by the Board of Directors or Chief Executive Officer of the Bank or the Company prior to an expense being incurred.

6.         Vacation. The Employee shall be entitled each year to five (5) weeks paid vacation time. The Employee will not be entitled to additional compensation for vacation time not utilized in any year nor will the Employee be permitted to carry over unused vacation time to a succeeding year.

7.         Termination of Employment Upon Disability or Death.

7.1         Disability. In the event the Employee shall become Disabled (as hereinafter defined) during the Employment Period, the Bank or the Company may terminate the Employee's employment under this Agreement by giving him written notice of such termination ("Disability Termination Notice"). In the event of any such termination during the Employment Period, the Bank shall continue to pay the Employee his Base Cash Compensation, at the rate in effect immediately prior to the giving of the Disability Termination Notice, through the end of the Employment Period (through the Termination Date then in effect). In addition, the Employers shall cover the Employee under their disability plans, if any, in effect from time to time under the terms and conditions that such coverage is made available to other employees of the respective Employers, and the Employee shall be entitled to any benefits payable to him under such disability plans. While disabled, the Bank shall continue to provide the Employee and his dependents with coverage under its Life, Disability and Medical Plans until the Employee reaches the age of sixty-five (65) years old to the extent that it may do so under the provisions of such plans, with the Employee's contributions to the premiums under such plans being no more than the amounts he paid for such premiums prior to his disability, adjusted from time to time for normal periodic increases in such premiums applied in general to employees of the Bank.

The Employee shall be "Disabled" for purposes of this Agreement if the Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for at least three (3) months from an Employer’s long-term disability policy. The Employee shall be deemed to be Disabled if he is determined to be totally disabled by the Social Security Administration.

7.2         Death. In the event of the death of the Employee, his employment with the Employers shall terminate as of the date of his death. Promptly following his death, the Bank shall pay to his legal representative a death benefit of $100,000. In addition, any life insurance policies owned by the Bank or the Company, and insuring the life of the Employee, shall be payable to the beneficiaries of such policies in accordance with the terms of such policies.

7.3         Extent of Obligations. The provisions of Sections 7.1 and 7.2 apply only to Disability or death occurring during the Employment Period while the Employee is employed by the Bank and the Company Other than as set forth in Section 7.1 or 7.2, the Employers shall not have any obligation or liability to the Employee upon the Employee's death or Disability except that the Employee shall be entitled to all of his accrued rights under stock option, retirement and other employee benefit plans of the Company and the Bank, and the Bank shall promptly pay the Employee (or his personal representative) his Base Cash Compensation due through the effective date of the termination of his employment, the cash equivalent of any accrued vacation days not taken as of such effective date (calculated based on the Employee's annual base salary attributable to each vacation day), and any out-of-pocket expenses for which the Employee is entitled to be reimbursed, and for which reimbursement has not yet been made.

8.         Termination of Employment for Cause, Without Cause, Good Reason, or Without Good Reason.

8.1         Termination by an Employer for Cause. Each of the Employers shall have the right, at any time, to terminate the Employee’s employment for Cause (as defined herein) within 90 days of the Employer’s learning of such Cause. For purposes of this Agreement, the term "Cause" means (a) an act or acts of dishonesty committed by the Employee and intended by the Employee to result in the Employee's substantial personal enrichment at the expense of the Company or the Bank, (b) continuing intentional gross neglect by the Employee of his duties under Section 2 of this Agreement which cause or are expected to cause material harm to the Company or the Bank, and which is not remedied after receipt of notice from the applicable Employer, (c) the Employee’s conviction of a felony, or (d) the Employee’s intentional breach of his obligations under Section 11 or 12 which causes or may be expected to cause material harm to the Company or the Bank. Any termination for Cause shall be effective upon an Employer giving the Employee written notice that the Employee's employment is terminated, and setting forth in reasonable detail the basis for such termination, and that such termination is for Cause. Any such notice shall terminate the Employee’s employment with both Employers.

8.2         Termination by an Employer Without Cause.          Each of the Employers shall have the right at any time to terminate the Employee's employment without Cause by giving the Employee written notice that the Employee's employment is terminated, and setting forth in reasonable detail the basis, if any, for such termination. Any such termination shall be effective upon the giving of such notice by the Employer.

8.3         Termination by Employee for Good Reason.          The Employee shall have the right at any time to terminate his employment under this Agreement for Good Reason (as defined herein) within ninety (90) days of learning of such Good Reason. For purposes of this Agreement, the term "Good Reason" means (a) any assignment to the Employee of any title or duties that are materially inconsistent with the Employee's present positions, titles, duties, or responsibilities, other than an insubstantial or inadvertent action which is remedied by the applicable Employer promptly after receipt of written notice from the Employee, or which is approved of by the Employee in writing; or (b) any failure by an Employer to comply in a material respect with any provision of Section 3, 4, 5, or 6, other than an insubstantial or inadvertent failure which is remedied by the applicable Employer promptly after receipt of written notice from the Employee. Any termination for Good Reason shall be effective upon the Employee giving the Employers written notice that the Employee is terminating his employment, and setting forth in reasonable detail the basis for such termination, and that such termination is for Good Reason. Any such termination shall be effective upon the giving of such notice by the Employee; and any such notice shall terminate his employment with both Employers. Notwithstanding the above, the assignment to the Employee of any title or duties at the Bank or the Company that he has previously held or performed at the Bank or the Company, shall not be sufficient to constitute Good Reason for termination of employment by the Employee.

8.4         Termination by Employee Without Good Reason. The Employee shall have the right at any time to terminate the Employee's employment with both Employers without Good Reason by giving the Employers written notice that the Employee is terminating his employment. Any such termination shall apply to the Employee’s employment with both Employers and be effective ninety (90) days after the giving of such notice by the Employee.

8.5         Obligation of Employers upon Termination without Cause or Employee's Termination with Good Reason Unrelated to a Change in Control. In the event that during the Employment Period, an Employer terminates the Employee's employment without Cause under Section 8.2, or the Employee terminates his employment for Good Reason under Section 8.3; or the Employee's employment is terminated for any other reason except (i) for Cause under Section 8.1, (ii) without Good Reason under Section 8.4, (iii) for Disability or death pursuant to Section 7, and such termination is not related to a Change in Control; the Bank shall pay and provide (and to the extent the insurance referred to in Section 8.5(d) is owned by the Company, the Company shall provide) to the Employee the following:

(a)         to the extent not previously paid, the Employee's Base Cash Compensation due through the effective date of the termination of employment, the cash equivalent of any accrued vacation days not taken as of such effective date (calculated based on the Employee's annual base salary attributable to each vacation day), and any out-of-pocket expenses for which the Employee is entitled to be reimbursed, and for which reimbursement has not yet been made; payable within ten (10) days of such effective date; plus

(b)         an amount equal the greater of (i) the Base Cash Compensation payable to the Employee for the remainder of the Employment Period (i.e. through the Termination Date then in effect), or (ii) $250,000; in either case, payable in eighteen (18) substantially equal monthly installments commencing within thirty (30) days after the effective date of the termination of employment; plus

(c)         coverage for the Employee and his dependents under the Bank's Life, Disability, and Medical Plans for the eighteen (18) month period commencing on the effective date of the termination of employment to the extent that the Bank may do so under the provisions of such plans, and to the extent that it is not permitted to do so shall pay the Employee an amount that will permit him to obtain and pay for substantially equivalent coverage; plus

(d)         any term life insurance policies without any cash surrender value, or any term life insurance policies having a cash surrender value that is under $10,000 in aggregate amount, owned by the Bank or the Company and insuring the life of the Employee, to the extent they may be practically assigned or transferred to the Employee without any adverse effect on the Bank or the Company, and which upon assignment or transfer to the Employee the cash surrender value of the policy is paid by the Employee to the Bank or the Company, whichever is the owner of the policy, plus

(e)         $15,000 for out-placement, interim office, and related expenses, payable within thirty (30) days after the effective date of the termination of employment.

In addition, the Employee shall be entitled to all of his accrued rights under stock option, retirement, and other employee benefit plans of the Company and the Bank.

8.6         Obligation of Employers upon Termination without Cause or Employee's Termination with Good Reason Following a Change in Control. The Change in Control Agreement attached as Addendum A provides for payments to be made in the event of a termination without Cause or a Termination with Good Reason following a Change in Control.

8.7         Obligation of Employers upon Termination for Cause or by Employee without Good Reason. In the event that during the Employment Period, an Employer terminates the Employee's employment for Cause as provided for in Section 8.1, or the Employee terminates his employment without Good Reason as permitted in Section 8.4, the Bank shall pay and provide to the Employee, to the extent not previously paid, the Employee's Base Cash Compensation due through the effective date of the termination of employment, plus the cash equivalent of any accrued vacation days not taken as of such effective date (calculated based on the Employee's annual base salary attributable to each vacation day), within ten (10) days of such effective date. In addition, the Employee shall be entitled to all of his accrued rights under stock option (except with respect to stock option plans, in the event of termination for Cause), retirement, and other employee benefit plans of the Company and the Bank.

8.8         No Other Obligations of Employers upon Termination. Upon termination of the Employee's employment, the Employers shall have no obligations to the Employee except as set forth in this Agreement, or accrued rights under stock option, retirement, or other employee benefit plans of either Employer.

8.9         Cooperation. The parties agree that certain matters in which the Employee will be involved during the Employment Period may necessitate the Employee's cooperation in the future. Accordingly, following the termination of the Employee's employment for any reason, to the extent reasonably requested by the Board of Directors of the Bank or the Company, the Employee shall cooperate with the Bank or the Company, as applicable, in connection with matters arising out of the Employee's service to the Bank and the Company; provided that, the Bank and the Company shall make reasonable efforts to minimize disruption of the Employee's other activities. The Bank shall reimburse the Employee for reasonable expenses incurred in connection with such cooperation and, to the extent that the Employee is required to spend substantial time on such matters, the Bank shall compensate the Employee at an hourly rate based on the Employee's Base Cash Compensation on the effective date of termination of employment.

9.         Severance Payments on Termination after the Employment Period. If at any time after the Employment Period and prior to the Employee reaching the age of 65, (a) the Employee's employment with the Bank is terminated by the Bank without Cause, or (b) the Employee's annual base salary from the Bank is reduced without his consent and without Cause, and the Employee, within ninety (90) days thereafter, terminates his employment with the Bank; then unless the termination of employment or reduction in annual base salary resulted from the death or Disability of the Employee, the Bank shall pay and provide (and to the extent the insurance referred to in Section 8.5(d) is owned by the Company, the Company shall provide) to the Employee the following: (a) the amounts, coverage, benefits and life insurance provided for in Section 8.5 (a), (c), (d) and (e), plus (b) $250,000, payable in eighteen (18) substantially equal monthly installments commencing within thirty (30) days after the effective date of the termination of employment. In addition, the Employee shall be entitled to all of his accrued rights under stock option (except with respect to stock option plans, in the event of termination for Cause), retirement, and other employee benefit plans of the Company and the Bank.

10.         Delay in Severance Payments. If the Employee is a Specified Employee (as hereinafter defined) on the date of termination of employment, then the 18 monthly installments of severance pay described in Sections 8.5(b) and 9 shall be payable as follows. No payments of the monthly installments shall be made within six months after the Employee's termination of employment. On the first business day of the seventh month after the date on which termination of employment occurs, the Bank shall pay to the Employee an amount equal to the sum of seven (7) equal monthly installments. The remaining monthly installments shall be paid on the first business day of each month thereafter.

The Employee is a "Specified Employee" if he is a "key employee" (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) and the stock of the Bank or the Company is publicly traded on an established securities market or otherwise on the date of termination of employment. The Employee is a "key employee" during the period described below if he is one of the following during the 12-month period ending on any December 31 (the "identification date"):

(a)         an officer of the Bank or the Company with annual compensation greater than $130,000 (as indexed pursuant to Code Section 416(i)(1) -- $215,000 for 2023), provided, that no more than 50 employees (or, if less, the greater of 3 employees or 10% of the employees) shall be treated as officers;

(b)         a five percent (5%) owner of the Bank or the Company; or

(c)         a one percent (1%) owner of the Bank or the Company with annual compensation of more than $150,000.

If the Employee is a "key employee" as of an identification date, he is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the identification date.

11.         Confidential Information. Employee agrees that he will not at any time (whether during his employment or at any time thereafter) disclose to any person, corporation, firm, partnership or other entity, except as required by law, any secret or confidential information concerning the business, clients or affairs of the Company or the Bank, or any of their affiliates, for any reason or purpose whatsoever other than in furtherance of the Employee's work for the Company or the Bank, nor shall the Employee make use of any of such secret or confidential information in any manner adverse to the Company or the Bank.

12.         Noncompetition Covenant. For a period of eighteen (18) months following the termination of the Employee’s employment with the Employers, the Employee will not be employed by or act as a director or officer of any business involving or engaged in the business of banking within a 50-mile radius of any city, township or village in which at any time during the 18-month period the Company, the Bank or any of their affiliates has a branch or other office.

13.         Remedies under Section 11 and 12. The Employee acknowledges and agrees that his obligations under Sections 11 and 12 are of a special and unique nature and that a failure to perform any such obligation or a violation of any such obligation would cause irreparable harm to the Employers, the amount of which cannot be accurately compensated for in damages by an action at law. In the event of a breach by the Employee of any of the provisions of Section 11 or 12, the Company and the Bank shall be entitled to an injunction restraining the Employee from such breach. Nothing in this Section shall be construed as prohibiting the Company or the Bank from pursuing any other remedies available for any breach of this Agreement.

14.         Deduction of Taxes and Adjustments re Code Section 280G. Each Employer may deduct from any amounts required to be paid to the Employee under this Agreement any amounts required to be withheld by the Employer pursuant to federal, state, or local law relating to taxes or related payroll deductions. In the event that any payments, distributions or benefits to or for the benefit of the Employee from the Bank or the Company, whether paid or payable, distributed or distributable, would constitute a "parachute payment", as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or any successors thereto (the "Code"), payments under this Agreement shall be reduced to the largest amount that will eliminate both the imposition of the excise tax imposed by Section 4999 of the Code and the disallowance as deductions to the Employers under Section 280G of the Code of any such payments, distributions or benefits. The determination of any reduction in the payments under this Agreement pursuant to this paragraph shall be made by a major national or regional accounting firm selected by the Bank and approved by the Employee, which approval shall not be unreasonably withheld.

15.         Objection to Termination and Legal Fees. The termination of the Employee's employment pursuant to this Agreement shall not preclude any Employer or the Employee from objecting to the basis asserted by the terminating party for such termination. The Employers agree to pay all reasonable legal fees and expenses incurred by the Employee in enforcing his rights under this Agreement, except with respect to claims made by the Employee that are rejected by a court (or any arbitrator sitting by agreement of the parties) to which such claims are presented; provided that the Employers' obligation to pay legal fees and expenses under this Section shall not exceed $10,000 in aggregate amount.

16.         Adjustment between the Company and the Bank. The Company and the Bank acknowledge that although the Employee is generally paid solely by the Bank, he also performs some services for the Company, and the Company pays the Bank periodically an amount necessary to reimburse the Bank for amounts paid to the Employee by the Bank for services actually rendered to the Company.

17.         Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered or sent by registered or certified United States mail or by a nationally recognized overnight courier service, to his residence or the last address he has provided in writing to the Employers, in the case of the Employee, or to its principal office in the case of an Employer. For purposes of this Agreement, notices shall be deemed given when received at the address or office specified in the preceding sentence.

18.         Waiver of Breach. No waiver by either party of any breach or non-performance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

19.         Assignment. The rights and obligations of each Employer under this Agreement shall inure to the benefit of and shall be binding upon them and their respective successors and assigns. As used in this Agreement, the term "successor" shall include any person, firm, corporation, or other business entity which at any time whether by merger, purchase or otherwise acquires all or substantially all of the assets or business of an Employer.

20.         Entire Agreement and Regulatory Compliance. This instrument contains the entire Agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing signed by the Employee and the Employers. Employee acknowledges that each of the Employers is subject to supervision and regulation by bank regulatory agencies. If, at the time any payment would otherwise be made to Employee under this Agreement, such payment is prohibited or limited by any applicable statute or regulation, including, without limitation, the Federal Deposit Insurance Act and 12 C.F.R. Part 359 (Golden Parachute and Indemnification Payments), or by order of any such bank regulatory agency, the amount of such payment shall be reduced to the largest amount, if any, that may be paid at such time consistently with such statute, regulation, or order. Employee agrees that compliance with any such statute, regulation, or order, including any resulting reduction or elimination of any payment specified under this Agreement, shall not constitute a breach of this Agreement by the Employers.

21.         Severability. If a court of competent jurisdiction determines that any one or more of the provisions of this Agreement is invalid, illegal or unenforceable in any respect, such determination shall not affect the validity, legality or enforceability of any other provision of this Agreement.

22.         Governing Law. This Agreement and the legal relations between the parties shall be subject to and governed by the internal laws (and not the law of conflicts) of the State of Michigan.

23.         Section 409A. This Agreement is intended to be exempt from Section 409A of the Code to the greatest extent possible, to comply with Section 409A to the extent it is applicable and is to be interpreted and operated consistently with those intentions. To the extent that Section 409A applies to payments in the event of termination of employment under this Agreement, such payments shall be made only if the termination of employment is a "separation from service" within the meaning of Treas. Reg. Section 1.409A-1(h).

24.         Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement

25.         Arbitration. Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in Grand Rapids, Michigan, before a panel of three arbitrators, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Unless otherwise provided in the Rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the arbitrators' fees and expense, in such proportions as the arbitrators deem just. Each party shall be responsible for their own attorneys' fees.

26.         Clawback. Any amounts payable under this Agreement are subject to any policy (whether in existence on the effective date of this Agreement or later adopted) established by the Company or the Bank providing for clawback or recovery of amounts that were paid to the Employee. The Company or the Bank will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

27.         Acknowledgement of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

[Signatures on Following Page]

The parties have executed this Agreement as of the day and year first above written.

MERCANTILE BANK CORPORATION By: /s/ Robert Kaminski Its: President & CEO MERCANTILE BANK By: /s/ Robert Kaminski Its: CEO EMPLOYEE /s/ Brett Hoover Brett Hoover

ADDENDUM A

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (“Agreement”) is made as of the 17th day of November, 2022, effective as of January 1, 2023, by and among Mercantile Bank Corporation, a Michigan corporation (the "Company”), Mercantile Bank, a Michigan banking corporation (the "Bank", and collectively with the Company, the "Employers", and each an “Employer”), and Brett Hoover (the "Employee").

RECITALS

A.         The Bank and the Employee have previously entered into an Employment Agreement dated as of November 18, 2021, effective January 1, 2022 (the “Employment Agreement”).

C.         The Employers and Employee are, simultaneously herewith, amending and restating the Employment Agreement.

D.         The Employers and Employee wish to set forth the amount payable to Employee in the event of a Change in Control in an addendum to the Employment Agreement styled as a “Change in Control Agreement”, rather than as a separate section in the Employment Agreement, and to adjust the lump sum payment payable to Employee on and after January 1, 2023.

E.         The Employers believe that entering into this Agreement is in the best interest of their respective shareholders.

F.         The Employee believes that entering into this Agreement is in his best interest.

TERMS OF AGREEMENT

In consideration of the mutual covenants and obligations set forth in this Agreement, to induce the Employee to remain in the employment of the Employers, and for other good and valuable consideration, the Employers and the Employee agree as follows:

1.         Obligation of Employers upon Termination without Cause or Employee's Termination with Good Reason Following a Change in Control. In the event that during the Employment Period, an Employer terminates the Employee's employment without Cause under Section 8.2 of the Employment Agreement, or the Employee terminates his employment for Good Reason under Section 8.3 of the Employment Agreement; or the Employee's employment is terminated for any other reason except (i) for Cause under Section 8.1 of the Employment Agreement, (ii) without Good Reason under Section 8.4 of the Employment Agreement, or (iii) for Disability or death pursuant to Section 7 of the Employment Agreement, in each case within 24 months after the occurrence of a Change in Control (as defined in Exhibit A); the Bank shall pay and provide to the Employee, in addition to the payments and benefits owing under the Employment Agreement, the sum of $250,000 payable in a lump sum within fifteen (15) days after the effective date of the termination of employment.

2.         Delay in Severance Payments. If the Employee is a Specified Employee (as hereinafter defined) on the date of termination of employment, then the payment described in Section 1 shall be paid in a lump sum on the first business day of the seventh month after the date on which termination of employment occurs.

The Employee is a "Specified Employee" if he is a "key employee" (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) and the stock of the Bank or the Company is publicly traded on an established securities market or otherwise on the date of termination of employment. The Employee is a "key employee" during the period described below if he is one of the following during the 12-month period ending on any December 31 (the "identification date"):

(a)         an officer of the Bank or the Company with annual compensation greater than $130,000 (as indexed pursuant to Code Section 416(i)(1) -- $215,000 for 2023), provided, that no more than 50 employees (or, if less, the greater of 3 employees or 10% of the employees) shall be treated as officers;

(b)         a five percent (5%) owner of the Bank or the Company; or

(c)         a one percent (1%) owner of the Bank or the Company with annual compensation of more than $150,000.

If the Employee is a "key employee" as of an identification date, he is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the identification date.

3.         Deduction of Taxes and Adjustments re Code Section 280G. Each Employer may deduct from any amounts required to be paid to the Employee under this Agreement any amounts required to be withheld by the Employer pursuant to federal, state, or local law relating to taxes or related payroll deductions. In the event that any payments, distributions or benefits to or for the benefit of the Employee from the Bank or the Company, whether paid or payable, distributed or distributable, would constitute a "parachute payment", as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or any successors thereto (the "Code"), payments under this Agreement and/or the Employment Agreement shall be reduced to the largest amount that will eliminate both the imposition of the excise tax imposed by Section 4999 of the Code and the disallowance as deductions to the Employers under Section 280G of the Code of any such payments, distributions or benefits. The determination of any reduction in the payments under this Agreement and/or the Employment Agreement pursuant to this paragraph shall be made by a major national or regional accounting firm selected by the Bank and approved by the Employee, which approval shall not be unreasonably withheld.

4.         Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered or sent by registered or certified United States mail or by a nationally recognized overnight courier service, to his residence or the last address he has provided in writing to the Employers, in the case of the Employee, or to its principal office in the case of an Employer. For purposes of this Agreement, notices shall be deemed given when received at the address or office specified in the preceding sentence.

5.         Waiver of Breach. No waiver by either party of any breach or non-performance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

6.         Assignment. The rights and obligations of each Employer under this Agreement shall inure to the benefit of and shall be binding upon them and their respective successors and assigns. As used in this Agreement, the term "successor" shall include any person, firm, corporation, or other business entity which at any time whether by merger, purchase or otherwise acquires all or substantially all of the assets or business of an Employer.

7.         Entire Agreement and Regulatory Compliance. This instrument and the Employment Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. Capitalized terms used herein, but not defined herein, have the meanings assigned thereto in the Employment Agreement. This Agreement may not be changed orally but only by an agreement in writing signed by the Employee and the Employers. Employee acknowledges that each of the Employers is subject to supervision and regulation by bank regulatory agencies. If, at the time any payment would otherwise be made to Employee under this Agreement, such payment is prohibited or limited by any applicable statute or regulation, including, without limitation, the Federal Deposit Insurance Act and 12 C.F.R. Part 359 (Golden Parachute and Indemnification Payments), or by order of any such bank regulatory agency, the amount of such payment shall be reduced to the largest amount, if any, that may be paid at such time consistently with such statute, regulation, or order. Employee agrees that compliance with any such statute, regulation, or order, including any resulting reduction or elimination of any payment specified under this Agreement, shall not constitute a breach of this Agreement by the Employers.

8.         Severability. If a court of competent jurisdiction determines that any one or more of the provisions of this Agreement is invalid, illegal or unenforceable in any respect, such determination shall not affect the validity, legality or enforceability of any other provision of this Agreement.

9.         Governing Law. This Agreement and the legal relations between the parties shall be subject to and governed by the internal laws (and not the law of conflicts) of the State of Michigan.

10.         Section 409A. This Agreement is intended to be exempt from Section 409A of the Code to the greatest extent possible, to comply with Section 409A to the extent it is applicable and is to be interpreted and operated consistently with those intentions. To the extent that Section 409A applies to payments in the event of termination of employment under this Agreement, such payments shall be made only if the termination of employment is a "separation from service" within the meaning of Treas. Reg. Section 1.409A-1(h).

[Signatures on Following Page]

The parties have executed this Agreement as of the day and year first above written.

MERCANTILE BANK CORPORATION By: /s/ Robert Kaminski Its: President & CEO MERCANTILE BANK By: /s/ Robert Kaminski Its: CEO EMPLOYEE /s/ Brett Hoover Brett Hoover

EXHIBIT A

DEFINITION OF CHANGE IN CONTROL

"Change in Control" means that one or more of the following events have occurred with respect to a Responsible Corporation (as hereinafter defined):

(i)         Change in ownership of a Responsible Corporation. A change in ownership of a Responsible Corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of a Responsible Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Responsible Corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a Responsible Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Responsible Corporation (or to cause a change in the effective control of the Responsible Corporation (as defined in paragraph (ii)).

(ii)         Change in the effective control of a Responsible Corporation. A change in the effective control of a Responsible Corporation occurs on the date that either:

(A)         any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Responsible Corporation possessing 30 percent or more of the total voting power of the stock of the Responsible Corporation; or

(B)         a majority of members of the Responsible Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Responsible Corporation’s board of directors prior to the date of the appointment or election, provided, that for purposes of this paragraph, the term “Responsible Corporation” refers solely to the relevant corporation for which no other corporation is a majority shareholder.

If any one person, or more than one person acting as a group, is considered to effectively control a Responsible Corporation, the acquisition of additional control of such Responsible Corporation by the same person or persons is not considered to cause a change in the effective control of such Responsible Corporation (or to cause a change in the ownership of such Responsible Corporation within the meaning of paragraph (i)).

(iii)         Change in the ownership of a substantial portion of a Responsible Corporation’s assets. A change in the ownership of a substantial portion of a Responsible Corporation’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Responsible Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Responsible Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of a Responsible Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No Change in Control shall be deemed to occur under this paragraph (iii) when there is a transfer to:

(A)         a shareholder of the Responsible Corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)         any entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Responsible Corporation;

(C)         A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Responsible Corporation; or

(D)         An entity, at least 50 percent of the total value or voting power of which is owned, directly or directly, by a person described in subparagraph (C).

(iv)         For purposes of this Exhibit C, a “Responsible Corporation” shall mean:

(A)         the corporation for whom Employee is performing services at the time of the Change in Control event;

(B)         the corporation that is liable for the payment of benefits under this Agreement (or all corporations liable for payment if more than one corporation is liable) but only if either the benefits are attributable to the performance of service by Employee for such corporation or there is a bona fide business purpose for such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making such corporation or corporations liable for such payment is the avoidance of Federal income tax; or

(C)         a corporation that is a majority shareholder of a corporation identified in (iv)(A) or (iv)(B) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (iv)(A) or (iv)(B) above.

(v)         The definition of "Change in Control" shall be construed and interpreted in accordance with Code Section 409A and regulations and other guidance of general applicability issued thereunder.

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